Industrial Services of America, Inc. Authorizes 200,000 Shares for Stock Buyback

LOUISVILLE, Ky.--(BUSINESS WIRE)--Nov. 17, 2005 -- Industrial Services of America, Inc. (NASDAQ:IDSA), a leading provider of logistics management services, equipment and processes for waste, recyclable commodities and other materials, announced that its Board of Directors authorized a new program to repurchase up to 200,000 shares of its Common Stock at such times, prices and amounts to be determined by the company. Industrial Services of America, Inc. repurchased 673,400 shares of its Common Stock in a prior stock repurchase program that began in August of 2000.

Industrial Services of America, Inc. is a Louisville, Ky.-based logistics management services company servicing commercial, industrial and logistics customers nationwide. Industrial Services of America, Inc. provides scrap processing, waste and recycling management services, and equipment sales and service. Industrial Services of America, Inc. also actively participates in international markets, exporting non-ferrous metals and other recyclable materials. Additional information is available at www.isa-inc.com.

CONTACT:	Industrial Services of America Inc., Louisville
Michael Shannonhouse, 502-366-3452
mshannonhouse@isa-inc.com
or
Ron Kletter, 502-366-3452
rkletter@isa-inc.com